Exhibit 99.l

Aptera Motors Completes First Vehicle off Validation Assembly Line

Carlsbad, CA — March 3, 2026 — Aptera Motors Corp. (NASDAQ: SEV), a solar mobility company advancing ultra-efficient transportation, has completed the first vehicle off its validation assembly line, marking a major operational milestone as the company progresses toward regulatory certification and initial customer deliveries.

The company’s low-volume validation assembly line represents Aptera’s transition from hand-built validation vehicles to a structured assembly line process. The line consists of 14 dedicated stations, where vehicles are assembled by a team of vehicle line technicians, enabling repeatable builds, process verification, and optimization.

Vehicles produced on the low-volume validation line are allocated to specific testing programs, including thermal validation, brake performance, and some destructive testing. These efforts support the company’s advancement toward regulatory self-certification  , EPA certification, and progress toward delivering sellable vehicles.

“The completion of the first vehicle off our low-volume assembly line is a significant achievement for the entire company,” said Steve Fambro, Co-CEO of Aptera. “These first vehicles will be used to complete the key tests and optimization required to sell our first vehicles to customers.”

Equally significant is what this milestone represents for Aptera’s manufacturing process. The low-volume validation assembly line is being used to verify and refine the installation process for every major vehicle system. This allows the team to optimize build sequences, improve assembly procedures, and refine station layouts as preparation continues for the next phase of series volume assembly.

Following sustained hiring across key roles, Aptera’s assembly and integration organization has grown to become the company’s largest functional team, reflecting the beginning of its transition from engineering development to testing and production execution. Vehicles will continue rolling off the low-volume validation assembly line in the coming weeks as Aptera expands its validation fleet and advances through required testing and certification milestones.

With nearly 50,000 vehicle reservations representing over $2 billion in potential revenue, Aptera remains focused on disciplined execution as it works toward its target of delivering vehicles to customers later this year.

About Aptera Motors

Aptera Motors Corp. (NASDAQ: SEV) is a solar mobility company driven by a mission to advance the future of efficient transportation. Its flagship vehicle is conceived to be a paradigm-shifting solar electric vehicle that leverages breakthroughs in aerodynamics, material science, and solar technology to pursue new levels of efficiency. As a public benefit corporation, Aptera is committed to building a sustainable business that positively impacts its stakeholders and the environment. Aptera is headquartered in Carlsbad, California. For more information, please visit www.aptera.us.

Forward-Looking Statements.

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our ability to validate the vehicle’s current design, and the ability to enter volume production and sales. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Aptera’s control. Aptera’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Aptera’s Registration Statement on Form S-1 filed with the SEC on January 9, 2026, as well as other documents that may be filed by Aptera from time to time with the SEC. The forward-looking statements included in this press release represent Aptera’s views as of the date of this press release. Aptera anticipates that subsequent events and developments will cause its views to change. Aptera undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Aptera’s views as of any date subsequent to the date of this press release.

Media Contact

media@aptera.us